Exhibit 99.1
Second Quarter 2010 Earnings Conference Call July 30, 2010

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: economic conditions resulting in changes in demand, customer conservation and increased thefts of electricity and gas; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; economic climate and population growth or decline in the geographic areas where we do business; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, a carbon tax or cap and trade structure and ash landfill regulations; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; the availability, cost, coverage and terms of insurance and stability of insurance providers; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's and Detroit Edison's 2009 Forms 10-K and 2010 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy's 2009 Form 10-K and 2010 Forms 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by calling 1-800-SEC-0330. 2

3 Participants Dave Meador, Executive Vice President and CFOPeter Oleksiak, Vice President, Controller & Investor RelationsNick Khouri, Vice President and TreasurerMark Rolling, Director of Investor Relations

4 OverviewSecond Quarter 2010 Earnings ResultsCash Flow and Capital ExpendituresSummary

Investment Thesis

- DTE Energy has a robust plan for 5% -6% long-term operating EPS growth combined with an attractive dividend yield
- Strong utility growth plan driven by mandated rate base investments
- Constructive regulatory structure and continued cost savings will enable our utilities to earn their authorized returns
- Comprehensive plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry, with a focus on customer affordability
- Meaningful, low-risk growth opportunities in non-utility businesses will continue to provide diversity in earnings and geography




5%-6% Average Annual EPS Growth

+

Attractive Dividend




5

DTE Energy

Second Quarter 2010 Summary

- **DTE Energy Q2 2010 operating earnings per share* of $0.39 vs. $0.56 Q2 2009**
  - Q2 2010 earnings impacted by lower Energy Trading results
  - Better than expected results at Power & Industrial and solid results at both utilities
  - 2010 remains on track to meet operating earnings guidance

- **Balance sheet remains strong**
  - Increasing annualized dividend from $2.12 to $2.24 per share
  - Generated $1.2 billion in cash from operations YTD 2010
  - S&P revised DTE Energy's outlook from Stable to Positive in June 2010

- **Regulatory proceedings moving forward**
  - Received constructive order in MichCon rate case in June 2010
  - MichCon filed for a $51 million rate increase in July 2010

6

* Reconciliation to GAAP reported earnings included in the appendix

Dividend Growth 7 (CHART) Increased annualized dividend from $2.12 per share to $2.24 per share; 5.7% increaseImproves indicated dividend yield to 4.6% based on 07/28/10 share priceOur annualized payout ratio based on the midpoint of 2010 guidance is now 62%, in-line with 60%-70% targetOur dividend remains well supported DTE Energy Annualized Dividend $2.12 $2.24 Prior Dividend Current Dividend(Effective with Oct. 15, 2010 dividend payment)

DTE Energy

2010 Operating Earnings* Guidance

(millions, except EPS)	YTD 2010 Actual	2010 Guidance	
Detroit Edison	**$178**	**$410 – 435**	✓
MichCon	**78**	**95 – 105**	✓
Gas Storage & Pipelines	**24**	**50 – 55**	✓
Unconventional Gas Production	**(5)**	**(7)**	✓
Power & Industrial Projects	**40**	**65 – 75**	↑
Energy Trading	**12**	**45 – 60**	↓
Corporate & Other	**(32)**	**(80)**	↑
DTE Energy	**$295**	**$578 – $643**	
Operating EPS	**$1.76**	**$3.45 – $3.80**	
Avg. Shares Outstanding	**168**	**169**	

- Overall, YTD results are tracking to plan
  - Utility results remain on target to meet full year guidance
  - Power & Industrial delivering strong earnings driven by new projects and industrial rebound
  - Energy Trading economic net income remains on track; however, operating earnings are down in Q2
  - Favorable taxes at Corporate & Other
- Continue to expect 10% operating EPS growth in 2010; higher than targeted long-term 5%-6% rate

8

* Reconciliation to GAAP reported earnings included in the appendix

9 OverviewSecond Quarter 2010 Earnings ResultsCash Flow and Capital ExpenditureSummary

Second Quarter 2010 Operating Earnings Per Share* Detroit Edison$0.51 Unconventional Gas Production($0.01) Non-Utility$0.03 Gas Storage & Pipelines$0.06 Corporate & Other($0.14) MichCon**($0.01) $0.39 Power & Industrial Projects $0.13 * Reconciliation to GAAP reported earnings included in the appendix** Includes Citizens Gas Utility EnergyTrading($0.15) 10

Second Quarter 2010 Operating Earnings Variance

DTE Energy

Operating Earnings*

(millions, except EPS)

	Q2 2010		Q2 2009		Change	
Detroit Edison	$	87	$	83	$	4
MichCon		(1)		(15)		14
Gas Storage & Pipelines		10		10		-
Unconventional Gas Production		(2)		(2)		-
Power & Industrial Projects		22		(1)		23
Energy Trading		(26)		27		(53)
Corporate & Other		(24)		(10)		(14)
DTE Energy	$	66	$	92	$	(26)
Operating EPS	$	0.39	$	0.56	$	(0.17)
Avg. Shares Outstanding		169		164		

* Reconciliation to GAAP reported earnings included in the appendix

Drivers

Detroit Edison

- January 2010 rate order partially offset by 2009 property tax settlement and other one-time cost reductions

MichCon

- June 2010 rate order partially offset by warmer weather

Non-Utility

- Power & Industrial primarily driven by higher coke sales and new projects
- Energy Trading down primarily due to economic performance and accounting timing
- Corporate & Other driven by one-time tax related items in 2009

11

(CHART) 12 Detroit Edison Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix Q2 2009 Operating Earnings $40 $83 Q2 2010 Operating Earnings Margin ($8) ($ millions) Detroit Edison Operating Earnings* Variance $87 Margin primarily driven by January 2010 rate orderO&M driven by 2009 one-time cost reduction effortsHigher depreciation on increased asset base Taxes and other primarily driven by Q2 2009 property tax settlement and other one- time items O&M Depreciation ($7) Drivers ($21) Taxes and Other

13 MichCon Variance Analysis Warmer weather Q2 2010June 2010 rate orderO&M primarily driven by lower uncollectible expenseOther primarily driven by lower lost gas expense ($ millions) MichCon Operating Earnings* Variance(CHART) ($15) $15 * Reconciliation to GAAP reported earnings included in the appendix Weather Rates ($7) $4 Q2 2010 Operating Earnings Q2 2009 Operating Earnings ($1) O&M $2 Other Drivers

(CHART) Energy Trading Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix ($ millions) Drivers YTD Energy Trading Operating Earnings* Variance YTD June 2009 Operating Earnings Economic Performance Timing One-time 2009 Tax Benefit YTD June 2010 Operating Earnings 14 Decrease in earnings driven mainly by timing, which represents transactions where the accounting income is recognized in future periodsResults impacted by increasing gas prices and negative performance from transmission portfolio in Q2 2010, in addition to a one time tax benefit taken in 2009.Economic net income* is $31 million YTD June 2010 and remains on track

15 OverviewSecond Quarter 2010 Earnings ResultsCash Flow and Capital ExpendituresSummary

DTE Energy

Our Solid Balance Sheet Provides Financial Flexibility

- A strong balance sheet continues to be a key DTE Energy priority
- Leverage and cash flow metrics within targeted ranges (50%-52% leverage, 22%-24% FFO/debt)
- Nearly completed 2010 funding requirements:
  - Issued $100 million of equity to pension fund combined with $100 million of cash contributions
  - Issued ~$60 million of equity to fund DRIP and employee benefit plans through July
  - In March, Detroit Edison agreed to issue and sell $300 million of 4.89% Senior Notes, which will close and fund in Q3 2010
- In the second quarter, S&P moved DTE Energy's outlook from Stable to Positive. Continue to target an upgrade from S&P
- Currently in the process of renewing ~$2 billion of bank credit lines
- $1.8 billion of available liquidity at June 30, 2010

16

17 YTD June 2010 Cash Flow DTE Energy Cash Flow ($ billions) Drivers Strong year-to-date cash from operations, in-line with 2009Lower capital spending in 2010 primarily driven by timing of utility projectsYear-to-date net cash of $500 million allowed us to pay down outstanding debtGiven normal seasonal pattern, net cash should be negative in second half of the year, in line with guidance

YTD June 2010 Capital Expenditures

DTE Energy

DTE Energy Capital Expenditures

($ millions)	YTD 06/30/10	YTD 06/30/09
Detroit Edison		
Operational	$362	$424
Environmental	29	60
Renewables / EO	11	6
	$402	$490
MichCon		
Operational	$57	$44
Expansion	6	47
	$63	$91
Non-Utility		
Gas Storage & Pipelines	$1	$17
Unconventional Gas Production	12	12
Power & Industrial Projects	38	16
Energy Trading	1	1
	$52	$46
Corporate & Other	$4	$4
Total	$521	$631

Drivers

- Lower Detroit Edison capital driven by timing of generation outages and completion of large environmental project in Q1 2009
- MichCon capital lower due to completion of a pipeline expansion project in 2009
- Non-Utility project spend consistent year over year
- Full year 2010 capital spending expected to increase ~ 30% from 2009

18

19 OverviewSecond Quarter 2010 Earnings ResultsCash Flow and Capital ExpendituresSummary

Summary 20 2010 remains on track to meet operating earnings guidance; expect 10% operating EPS growth in 2010Solid balance sheet and $700 million of free cash flow through Q2Increased annualized dividend from $2.12 to $2.24 per share; 5.7% increaseConstructive regulatory structure and continued focus on operational excellence and customer satisfaction enables meaningful growth at utilitiesNon-utility businesses continue to provide diversity in earnings and geographyDTE Energy has a robust plan for 5%-6% long-term operating EPS growth combined with an attractive dividend yield

21 Contact Us DTE Energy Investor Relationswww.dteenergy.com/investors313-235-8030

Appendix

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

DTE Energy

($ millions)



$12
$19
$31
YTD June 2010 Operating Earnings*
Accounting Adjustments**
YTD June 2010 Economic Net Income



$67
($13)
$54
YTD June 2009 Operating Earnings*
Accounting Adjustments**
YTD June 2009 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes.
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors.
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget.

Energy Trading Operating Earnings*

($ millions, after-tax)

	YTD 2010	YTD 2009
Realized	$21	$27
Unrealized	19	60
O&M / Other	(28)	(20)
	$12	$67

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not marked-to-market, instead are recognized for accounting purposes on an accrual basis.

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

23

(CHART) (CHART) (CHART) Net Production (Bcfe) Gross Producing Wells 180 Reserves (Bcfe) Acreage Position (000's Acres) Net Undeveloped Acres Net Developed Acres Unconventional Gas Production Barnett Shale Operating Metrics 15 Q2 2010 51 67 15 48 YE2009 63 Q2 2010 YE2009 169 5 YE2009 5 24 (CHART) YE2009 YE2008 Probable(Unaudited) Proven 255 234 489 265 167 432 Continue to prudently manage and develop Barnett assets Invest $25 millionDrill 10 - 15 wells Produce 5 Bcfe netFocus on cost reduction and production optimization Drilled 6 wellsNet Production of 2.4 Bcfe Capital Expenditures $12 million4 wells waiting on completion 2010 YTD Results 2010 Goals 2010 Est.

25 2010 Capital Expenditures & Cash Flow Guidance Capital Expenditures ($ millions) Cash Flow Summary ($ billions) Equity issued for employee benefit programs is considered non-cash and not included in financing activities: (2009 Actual $0.1; 2010 Guidance $0.2)

26 Reconciliation of Full Year 2010 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2010 guidance for operating earnings. It is likely that certain items that impact the company's 2010 reported results will be excluded from operating results. A reconciliation to the comparable 2010 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

27 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of Q2 2010 Reported to Operating Earnings * Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

28 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of YTD June 30, 2010 Reported to Operating Earnings * Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

29 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of Q2 2009 Reported to Operating Earnings

30 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of YTD June 30, 2009 Reported to Operating Earnings